UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2011
(March 11, 2011)

NEW ORIENTAL ENERGY & CHEMICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33470	20-1917956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Xicheng Industrial Zone of Luoshan, Xinyang
Henan Province, The People’s Republic of China	464200

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (86) 27 853 75701

(Former Name or Former Address if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 11, 2011, New Oriental Energy & Chemical Corp. (the “Company”) received a notification letter from the NASDAQ Stock Market stating that the Company had failed to pay certain fees in violation of NASDAQ Listing Rule 5210(d) and that the Company would be subject to delisting procedures if the outstanding fees were not paid in full.  The notification letter indicated that the Company could appeal the delisting determination no later than March 18, 2011.  The notification letter also indicated that the Company needed to publicly disclose receipt of the notification letter within four (4) days.  The Company failed to timely disclose receipt and trading of the Company’s common stock on the NASDAQ Capital Market was halted on March 18, 2011.

On March 22, 2011, the Company received another notification letter from NASDAQ indicating that the Company had failed to appeal the previous delisting determination and that the Company’s common stock would be suspended effective as of March 23, 2011.

On March 24, 2011, the Company paid the outstanding fees to NASDAQ and requested that the delisting determination be reconsidered.  The Company is awaiting a response from NASDAQ on its request for reconsideration.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2011 Mr. Howard S. Barth submitted his resignation as Director and Audit Committee Chairman from the Company’s Board of Directors effective immediately.  In submitting his resignation, Mr. Barth did not cite any material disagreements with respect to the Company or its Board of Directors with respect to the Company’s operations or public disclosures.

Item 8.01          Other Events.

On March 23, 2011 the Company adjourned its annual meeting of shareholders to March 31, 2011 at 9 am EDT at the offices of K&L Gates LLP, 599 Lexington Avenue, New York, NY 10222 for additional time to achieve a quorum.  No other business was conducted at the meeting prior to the adjournment.

On March 24, 2011 the Company issued a press release concerning the adjournment of the annual meeting and the NASDAQ notice of delisting, along with other matters.  A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

99.1           Press Release of New Oriental Energy & Chemical Corp., dated March 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2011

NEW ORIENTAL ENERGY & CHEMICAL CORP.

By:	/s/ Donglai Li
Name: Donglai Li
Title: Chief Financial Officer

Exhibit Number	Description

99.1	Press Release of New Oriental Energy & Chemical Corp., dated March 24, 2011.